Exhibit 99

ORBCOMM ELECTS DENISE GIBSON TO ITS BOARD OF DIRECTORS

Rochelle Park, NJ, September 21, 2018 – ORBCOMM Inc. (Nasdaq: ORBC), a global provider of Machine-to-Machine (M2M) and Internet of Things (IoT) solutions, today announced that its Board of Directors has elected Denise Gibson as a Class III Director, effective October 1, 2018, to serve until the Company’s 2021 Annual Meeting of Shareholders. ORBCOMM has also appointed Ms. Gibson to its Audit Committee and Compensation Committee. ORBCOMM’s Board of Directors now includes nine members.

Ms. Gibson serves as the Co-Founder and Chairman of Ice Mobility, a national distributor of wireless products and provider of supply chain solutions, launched in 2014. She also presently serves on the Board of Directors for VOXX International Corporation, a worldwide leader in automotive and consumer electronics, which trades on Nasdaq, and Orica Ltd., one of the world’s largest providers of commercial explosives and innovative blasting systems, which trades on the Australian Stock Exchange. From 2001 to 2011, Ms. Gibson was the Founder and Chief Executive Officer of Brightstar US, a leading marketing, channel sales and integrated supply chain services company for the global wireless industry. Prior to Brightstar, she spent 17 years at Motorola, Inc., where she held several executive management positions, including Vice President and Director of North American Consumer Technical Solutions and Vice President and General Manager for U.S. Markets in the Personal Communications Sector. Ms. Gibson has an MBA from the Kellogg School of Management at Northwestern University as well as a BS in Business Administration from Drexel University.

“We are pleased to welcome Denise to ORBCOMM’s Board of Directors and believe she will further strengthen our Board’s breadth of talent and counsel and make an important and positive impact on the Company,” said Marc Eisenberg, Chief Executive Officer of ORBCOMM. “Denise is an accomplished business leader with extensive experience in the technology and consumer electronics space and a wealth of strategic perspective, which will help drive ORBCOMM to a higher level of growth and leadership in the global industrial IoT.”

About ORBCOMM Inc.

ORBCOMM (Nasdaq: ORBC) is a global leader and innovator in the industrial Internet of Things, providing solutions that connect businesses to their assets to deliver increased visibility and operational efficiency. The company offers a broad set of asset monitoring and control solutions, including seamless satellite and cellular connectivity, unique hardware and powerful applications, all backed by end-to-end customer support, from installation to deployment to customer care. ORBCOMM has a diverse customer base including premier OEMs, solutions customers and channel partners spanning transportation, supply chain, warehousing and inventory, heavy equipment, maritime, natural resources, and government. For more information, visit www.orbcomm.com.

Forward-Looking Statements

Certain statements discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to our plans, objectives and expectations for future events and include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Such forward-looking statements, including those concerning the Company’s expectations, are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from the results, projected, expected or implied by the forward-looking statements, some of which are beyond the Company’s control, that may cause the Company’s actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. In addition, specific consideration should be given to various factors described in Part I, Item 1A. “Risk Factors” and Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and elsewhere in our Annual Report on Form 10-K, and other documents, on file with the Securities and Exchange Commission. The Company undertakes no obligation to publicly revise any forward-looking statements or cautionary factors, except as required by law.

ORBCOMM Contacts

For Investors:	For Trade Media:
Aly Bonilla, VP of Investor Relations	Sue Rutherford, VP of Marketing
+1 703.433.6360	+1 613.254.5269
bonilla.aly@orbcomm.com	rutherford.sue@orbcomm.com